AMENDMENT NO. 3
TO THE NORTH AMERICAN COAL CORPORATION
SUPPLEMENTAL RETIREMENT BENEFIT PLAN
(As Amended and Restated as of January 1, 2008)

The North American Coal Corporation hereby adopts this Amendment No. 3 to The North American Coal Corporation Supplemental Retirement Benefit Plan (As Amended and Restated as of January 1, 2008) (the "Plan"), to be effective immediately following the close of business on December 31, 2013. Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

Section 1

The “Whereas” clauses to the Introduction to the Plan are hereby amended by adding the following 12th paragraph to the end thereof, to read as follows:

“WHEREAS, effective December 31, 2013, all benefits under the Pension Plan and this Plan were permanently frozen.”
Section 2

Section 2.1(11) of the Plan is hereby amended in its entirety to read as follows:

“(11). “Pension Plan” shall mean The NACCO Industries, Inc. Pension Plan for Salaried Employees (terminated November 30, 1986) or The Combined Defined Benefit Plan for NACCO Industries, Inc. and Its Subsidiaries, which includes The NACCO Industries, Inc. Pension Plan for Salaried Employees which was merged into such plan on December 31, 1993 (collectively, “Plan 005”). Pension accruals under Plan 005 for Employees of NACCO Industries, Inc. were generally frozen as of December 31, 1993 and pension accruals under Plan 005 for other Participants in this Plan were generally frozen on December 31, 2004. In accordance with the terms of Plan 005 and this Plan, the frozen benefits for the NACCO employees were subject to a cost-of-living adjustment (COLA) through December 31, 2009 and the frozen benefits for the other Participants were subject to a COLA through December 31, 2013. Certain Participants in this Plan received their entire COLA under this Plan while the COLAs for the frozen Plan 005 Participants and the Post-2007 Plan 006 Participants began to accrue under this Plan effective January 1, 2008.”
Section 3

Section 3.3 is hereby amended by adding the following new Subsection (5) to the end thereof, to read as follows:

“(5) Benefit Freeze. Notwithstanding any provision of the Plan to the contrary, all Supplemental Retirement Benefits under this Plan shall be frozen in their entirety effective immediately after the close of business on December 31, 2013 at the same time as all underlying Pension benefits are frozen under the Pension Plan.”
Section 4

Section 3.5 is hereby amended by adding the following new Subsection (3) to the end thereof, to read as follows:

“(3) Notwithstanding the foregoing, or any other provision of the Plan to the contrary, The North American Coal Corporation shall be solely responsible for the payment of the Supplemental Retirement Benefits payable to the Participants who were employed by, or allocated to, The Sabine Mining Company on December 31, 2013 (or, if earlier on the date of their Termination of Employment with the Controlled Group).”
Section 5

Exhibit A to the Plan is hereby amended in its entirety to read as shown in the attachment to this Amendment. [Exhibit intentionally omitted]

EXECUTED this 18th day of September, 2013.

THE NORTH AMERICAN COAL CORPORATION

By: /s/ J.C. Butler, Jr.
Name: J.C. Butler, Jr.
Title: Senior Vice-President